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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       FOR
                        GLOBAL POWER EQUIPMENT GROUP INC.


                  Global Power Equipment Group Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is Global Power Equipment Group Inc. Global Equipment Power Group Inc. was originally incorporated under the name GEEG, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 13, 1998.

                  2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation has been duly adopted in accordance therewith, and restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                  3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                  ARTICLE ONE: The name of the Corporation is

                        GLOBAL POWER EQUIPMENT GROUP INC.


                  ARTICLE TWO: The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent in the State of Delaware at such address is Corporation Services Company.


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                  ARTICLE THREE: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

                  ARTICLE FOUR: The total authorized capital stock of the Corporation shall be 105,000,000 shares consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Series Preferred Stock, par value $0.01 per share.

                  The preferences, relative, participating, optional or other special rights, qualifications, limitations, restrictions, voting powers and privileges of each class of the Corporation's capital stock shall be as follows:

                            I. Series Preferred Stock

                  The Series Preferred Stock may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

                  (a) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of any series of the Series Preferred Stock, to the extent not fixed by the provisions hereinafter set forth or otherwise provided by law, to determine that any series of the Series Preferred Stock shall be without voting powers and to fix and state the voting powers, full or limited, if any, the designations, powers, preferences and relative, participating, optional and other special rights, if any, of the shares of each series of the Series Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following:

                  (1) the number of shares to constitute such series and the distinctive name and serial designation thereof;

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                  (2) the annual dividend rate or rates and the date on which the first dividend on shares of such series shall be payable and all subsequent dividend payment dates;

                  (3) whether dividends are to be cumulative or non-cumulative, the participating or other special rights, if any, with respect to the payment of dividends and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative;

                  (4) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices for such series, which may consist of a redemption price or prices applicable only to redemption for a sinking fund (which term as used in this clause shall include any fund or provisions for the periodic purchase or retirement of shares), and a different redemption price or scale of redemption prices applicable to any other redemption;

                  (5) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

                  (6) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of stock of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;

                  (7) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on,


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and upon the purchase, redemption, or other acquisition of, the Common Stock or any other series or class of stock of the Corporation ranking junior to the shares of such series, either as to dividends or upon liquidation; and

                  (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock of any class (including additional shares of such series or of any other series of the Series Preferred Stock) ranking on a parity with or senior to the shares of such series either as to dividends or upon liquidation.

                  (b) Each share of each series of the Series Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative. Except as otherwise provided by law or specified in this Article Four, any series of the Series Preferred Stock may differ from any other series with respect to any one or more of the voting powers, designations, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof.

                  (c) Before any dividends on any class of stock of the Corporation ranking junior to the Series Preferred Stock (other than dividends payable in shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock) shall be declared or paid or set apart for payment, the holders of shares of each series of the Series Preferred Stock shall be entitled to such dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions.


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                  (d) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock, the holders of the shares of each series of the Series Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph (d), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

                  (e) The term "junior stock", as used in relation to the Series Preferred Stock, shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which by its terms shall rank junior to the Series Preferred Stock as to dividends and as to the distribution of assets on liquidation; the term "senior stock", as used in relation to the Series Preferred Stock, shall mean any class of stock of the Corporation hereafter authorized


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which by its terms shall rank senior to the Series Preferred Stock as to dividends and as to the distribution of assets on liquidation.

                  (f) Before the Corporation shall issue any shares of the Series Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board of Directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the registered office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

                  (g) Shares of any series of the Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise shall return to the status of authorized but unissued shares of the Series Preferred Stock of the same series unless otherwise provided in the resolution or resolutions of the Board of Directors. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the requirements referred to in subparagraph (f) above. In case the authorized number of shares of any such series of the Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of


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Directors providing for the issuance thereof, resume the status of authorized but unissued shares of the Series Preferred Stock, undesignated as to series.

                                II. Common Stock

                  Subject to the requirements of law, this Certificate of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary, and after all holders of the Series Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the Corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Series Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor.

                  Except as otherwise required by law and the provisions of this Certificate of Incorporation and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of the Series Preferred Stock, the holders of the Common Stock of the Corporation possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held by such holder.

                  ARTICLE FIVE: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. Except as otherwise provided by law, the number of directors which shall constitute the Board of Directors shall be as set forth in the Corporation's By-Laws, and in any event shall not be less than two (2).


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Following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors as constituted immediately prior to the IPO. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a term ending at the third annual meeting succeeding such first annual meeting. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a term ending at the third annual meeting succeeding such second annual meeting. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a term ending at the third annual meeting succeeding such third annual meeting. At each succeeding annual meeting of stockholders, directors shall be elected for a term ending at the third annual meeting succeeding such annual meeting to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article Five, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


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                  The Board of Directors or any individual director may be
removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding stock of the Corporation entitled to vote at an election of directors.

                  Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. In the case of a director elected to fill a newly created directorship following consummation of the IPO, the Board of Directors shall assign such director to a class; provided, that the number of directors in each class shall be apportioned as nearly equal as possible.

                  Anything herein to the contrary notwithstanding, the provisions of this Article V shall apply only to directors elected by holders of Common Stock together with holders of all other classes of the Corporation's capital stock voting as a single class therewith on the election of directors. If holders of any class of the Corporation's capital stock have the right to elect directors voting as a separate class and such right be then in effect, the maximum number of directors of the Corporation shall be increased by the number of directors which such holders may so elect and upon termination of such right the number shall be reduced to the extent it was previously so increased.


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                  Notwithstanding any other provisions of this Certificate of
Incorporation of the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment, alteration, change or repeal (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article V.

                  ARTICLE SIX: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

                  ARTICLE SEVEN: The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware as from time to time in effect.

                  ARTICLE EIGHT: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting called in accordance with the By-Laws of the Corporation or by written consent of the stockholders in accordance with the By-Laws of the Corporation prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

                  ARTICLE NINE: The directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.


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                  1. A director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Neither the modification or repeal of this paragraph 1 of Article NINE nor any amendment to said General Corporation Law of Delaware that does not have retroactive application shall limit the right of directors of the Corporation to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

                  2. The Corporation shall, to the fullest extent permitted by law (i) indemnify each director, officer, employee and agent of the Corporation, except as may be otherwise provided in the By-Laws of the Corporation, and in furtherance hereof the Board of Directors is expressly authorized to amend the By-Laws of the Corporation from time to time to give full effect hereto, notwithstanding possible self interest of the directors in the action being taken and (ii) advance expenses incurred by such officers, directors, employees or agents in relation to any action, suit or proceeding. Neither the modification nor the repeal of this paragraph 2 of Article NINE nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of directors, officers of the Corporation, employees


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and agents to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

                  ARTICLE TEN: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                  IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by Larry Edwards, its authorized officer this 17th day of May, 2001.


                                            GLOBAL POWER EQUIPMENT GROUP INC.



                                            By: /s/ Larry Edwards
                                               --------------------------------
                                                Name:  Larry Edwards
                                                Title: President